Exhibit 10.2

Execution Copy

PURCHASE, SALE AND CONTRIBUTION AGREEMENT

DATED JANUARY 30, 2013

AMONG

GOLAR LNG LIMITED,

GOLAR LNG PARTNERS LP,

GOLAR LNG ENERGY LIMITED

AND

GOLAR PARTNERS OPERATING LLC

TABLE OF CONTENTS

ARTICLE I

i

ii

iii

PURCHASE, SALE AND CONTRIBUTION AGREEMENT (the “Agreement”), dated as of January 30, 2013, by and among GOLAR LNG LIMITED, a Bermuda exempted company (“Golar”), GOLAR LNG ENERGY LIMITED, a Bermuda exempted company (“Seller”), GOLAR LNG PARTNERS LP, a Marshall Islands limited partnership (“Buyer”), and GOLAR PARTNERS OPERATING LLC, a Marshall Islands limited liability company (“OLLC”), each a “Party” and collectively, the “Parties.”

RECITALS

WHEREAS, Buyer wishes to purchase from Seller, and Seller wishes to sell to Buyer, all outstanding membership interests (the “Membership Interests”), of Golar LNG 2234 LLC, a limited liability company organized under the laws of the Republic of Liberia (“2234 LLC”);

WHEREAS, Buyer wishes to contribute the Membership Interests to the OLLC as a capital contribution;

WHEREAS, Seller is the record owner of the Membership Interests;

WHEREAS, Seller is a wholly-owned subsidiary of Golar;

WHEREAS, Seller wishes to, subject to Applicable Law, pay a dividend in favor of Golar in an amount equal to the proceeds from the sale of the Membership Interests (the “Distribution”);

WHEREAS, 2234 LLC is the owner of the Golar Maria, a liquefied natural gas carrier (the “Vessel”); and

WHEREAS, the Vessel is subject to a Time Charter Party dated November 28, 2012 (the “Charter”), between 2234 LLC and LNG Shipping S.p.A. (the “Charterer”).

NOW, THEREFORE, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01                             Definitions.  In this Agreement, unless the context requires otherwise or unless otherwise specifically provided herein, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“1934 Act Filings” means the filings Golar has made with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

“2234 LLC” has the meaning given to it in the recitals.

“Agreement” means this Agreement, including its recitals, schedules and exhibits, as amended and supplemented.

“Applicable Law” in respect of any Person, property, transaction or event, means all laws, statutes, ordinances, regulations, municipal by-laws, treaties, judgments and decrees applicable to that Person, property, transaction or event and, whether or not having the force of law, all applicable official directives, rules, consents, approvals, authorizations, guidelines, orders, codes of practice and policies of any Governmental Authority having or purporting to have authority over that Person, property, transaction or event and all general principles of common law and equity.

“Business Day” means any day other than a Saturday, Sunday or any statutory holiday on which banks in London or New York are required to close.

“Buyer” has the meaning given to it in the Preamble to this Agreement.

“Buyer Attorney-in-Fact” has the meaning given to it in Section 11.02(b).

“Buyer Indemnitees” has the meaning given to it in Section 10.01.

“Charter” has the meaning given to it in the recitals.

“Charterer” has the meaning given to it in the recitals.

“Closing” has the meaning given to it in Section 2.02.

“Closing Date” means the day on which the Closing takes place.

“Contracts” has the meaning given to it in Section 5.10.

“Covered Environmental Losses” means all Losses suffered or incurred by the Buyer Indemnitees by reason of, arising out of or resulting from:

(i) any violation or correction of violation of Environmental Laws; or

(ii) any event or condition relating to environmental or human health and safety matters,

in each case, associated with the ownership or operation by the Buyer of the Vessel (including, without limitation, the presence of Hazardous Substances on, under, about or migrating to or from the Vessel or the disposal or release of, or exposure to, Hazardous Substances generated by or otherwise related to operation of the Vessel), including, without limitation, the reasonable and documented cost and expense of (a) any investigation, assessment, evaluation, monitoring, containment, cleanup, repair, restoration, remediation or other corrective action required or necessary under Environmental Laws, (b) the preparation and implementation of any closure, remedial, corrective action or other plans required or necessary under Environmental Laws and (c) any environmental or toxic tort (including, without limitation, personal injury or property damage claims) pre-trial, trial or appellate legal or litigation support work;

but only to the extent that such violation complained of under clause (i), or such events or conditions included in clause (ii), occurred before the Closing Date; and, provided that, in no event shall Losses to the extent arising from a change in any Environmental Law after the Closing Date be deemed “Covered Environmental Losses.”

“Distributions” has the meaning set forth in the recitals.

“Encumbrance” means any mortgage, maritime or other lien, charge, assignment, adverse claim, hypothecation, restriction, option, covenant, voting trust arrangement, adverse claim, condition, encumbrance or right, whether fixed or floating, on, or any security interest in, any property whether real, personal or mixed, tangible or intangible, any pledge or hypothecation of any property, any deposit arrangement, priority, conditional sale agreement, other title retention agreement or equipment trust, capital lease or other security arrangements of any kind.

“Environmental Laws” means all international, federal, state, foreign and local laws, statutes, rules, regulations, treaties, conventions, orders, judgments and ordinances having the force and effect of law and relating to protection of natural resources, health and safety and the environment, each in effect and as amended through the Closing Date.

“Golar” has the meaning given to it in the Preamble to this Agreement.

“Golar Attorney-in-Fact” has the meaning given to it in Section 11.02(a).

“Golar LNG Partners Credit Facility” means the US$285,000,000 credit facility dated September 29, 2008, as amended, between (1) the Buyer, as borrower, (2) Nordea Bank Norge ASA, DNB Bank ASA, Citigroup Global Markets Limited, BNP Paribas and Lloyds TSB Bank PLC, as lead arrangers, (3) Nordea Bank Finland PLC, DNB Bank ASA, Citibank N.A., BNP Paribas and Lloyds TSB Bank PLC, as swap banks, (4) Nordea Bank Norge ASA, as facility agent and security agent, and (5) Citigroup Global Markets Limited as book runner.

“Governmental Authority” means any domestic or foreign government, including federal, provincial, state, municipal, county or regional government or governmental or regulatory authority, domestic or foreign, and includes any department, commission, bureau, board, administrative agency or regulatory body of any of the foregoing and any multinational or supranational organization.

“Hazardous Substances” means (a) each substance defined, designated or classified as a hazardous waste, hazardous substance, hazardous material, solid waste, contaminant or toxic substance under Environmental Laws; (b) petroleum and petroleum products, including crude oil and any fractions thereof; (c) natural gas, synthetic gas and any mixtures thereof; (d) any radioactive material; and (e) any asbestos-containing materials in a friable condition.

“Insolvency Event” means, with respect to any Person, that any of the following actions has occurred in relation to it:

(a)                                 an order has been made or an effective resolution passed or other proceedings or actions taken (including, without limitation, the presentation of a petition) with a view to its administration, bankruptcy, winding-up, liquidation or dissolution; or

(b)                                 it has had a receiver, administrative receiver, manager or administrator appointed over all or any substantial part of its undertaking or assets; or

(c)                                  any event has occurred or situation arisen in any jurisdiction that has a substantially similar effect to any of the foregoing.

“Losses” means, with respect to any matter, all losses, claims, damages, liabilities, deficiencies, costs, expenses (including all costs of investigation, legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) or diminution of value, whether or not involving a claim from a third party, however specifically excluding consequential, special and indirect losses, loss of profit and loss of opportunity.

“Manager” means Golar Wilhelmsen Management AS.

“Maria Credit Facility” means the US $120,000,000 credit facility, pursuant to the Amending and Restating Loan Agreement dated February 27, 2008, by and among certain banks and financial institutions, as lenders, Fokus Bank, Norwegian Branch of Danske Bank AS, as swap bank and succeeding agent, DDB AS, as retiring agent and security trustee, and Golar LNG 2234 Corporation, as borrower, in relation to the Vessel, as supplemented, amended and restated to date.

“Membership Interests” has the meaning given to it in the recitals.

“OLLC” has the meaning given to it in the Preamble to this Agreement.

“OLLC Attorney-in-Fact” has the meaning given to it in Section 11.02(c).

“Operating Company Agreement” has the meaning given to it in Section 5.02.

“Party” or “Parties” has the meaning given to it in the Preamble to this Agreement.

“Person” means an individual, legal personal representative, corporation, body corporate, firm, limited liability company, partnership, trust, trustee, syndicate, joint venture, unincorporated organization or Governmental Authority.

“Purchase Price” has the meaning given to it in Section 2.01.

“Purchase Price Adjustments” has the meaning given to it in Section 2.04(a).

“Seller” has the meaning given to it in the Preamble to this Agreement.

“Seller Attorney-in-Fact” has the meaning given to it in Section 11.02(d).

“Seller Entities” has the meaning given to it in Article IV.

“Seller Indemnitees” has the meaning given to it in Section 10.02.

“Swap” means the swap arrangement pursuant to that certain Swap Transaction Confirmation, dated March 27, 2008, by between Golar LNG 2234 Corporation and Fokus Bank, as swap counterparty, to fix the quarterly variable interest rate payable on a portion of the non-amortizing debt under the Maria Credit Facility, as amended to date;

“Taxes” means all income, franchise, business, property, sales, use, goods and services or value added, withholding, excise, alternate minimum capital, transfer, excise, customs, anti-dumping, countervail, net worth, stamp, registration, payroll, employment, health, education, business, school, property, local improvement, development and occupation taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, dues and charges and other taxes required to be reported upon or paid to any Governmental Authority and all interest and penalties thereon.

“Time of Closing” has the meaning given to it in Section 2.02.

“Vessel” has the meaning given to it in the recitals.

ARTICLE II

PURCHASE AND SALE OF MEMBERSHIP INTERESTS; CLOSING; DISTRIBUTION OF PROCEEDS; CONTRIBUTION OF MEMBERSHIP INTERESTS

Section 2.01                             Purchase and Sale of Membership Interests.  Seller agrees to sell and transfer to Buyer, and Buyer agrees to purchase from Seller for $215.0 million, less $89.5 million of outstanding debt obligations under the Maria Credit Facility (the “Purchase Price”) and in accordance with and subject to the terms and conditions set forth in this Agreement, the Membership Interests.

Section 2.02                             Closing.  On the terms and subject to the conditions of this Agreement, the sale and transfer of the Membership Interests and payment of the Purchase Price shall take place on February 7, 2013 or on such other date as may be agreed upon by the Seller and the Buyer (the “Time of Closing”).  The sale and transfer of the Membership Interests is hereinafter referred to as the “Closing.”

Section 2.03                             Place of Closing.  The Closing shall occur at a place agreed upon by the Seller and the Buyer.

Section 2.04                             Purchase Price Adjustments.

(a)                                 Within 30 days following the Closing Date, (i) the Buyer and the Seller shall agree upon certain post-Closing adjustments to the Purchase Price to reflect (x) each Party’s pro rata portion of amounts in respect of charter hire and vessel operating expenses and interest expense with respect to the Maria Credit Facility and the Swap for the period from February 1, 2013 through February 7, 2013, and (y) the final mark-to-market value of the Swap on the Closing Date, and (ii) the Buyer shall pay to the Seller an amount in cash equal to all of the cash in the accounts of 2234 LLC in excess of $500,000 in the aggregate (the “Purchase Price Adjustments”).

(b)                                 Within 45 days following the Closing Date, the Seller or the Buyer, as applicable, shall pay to the other Party an amount, in cash, equal to the aggregate of all Purchase Price Adjustments pursuant to Section 2.04(b).

Section 2.05                             Distribution of the Proceeds After the Closing.  Immediately after the Time of Closing, the Seller shall, subject to Applicable Law and receipt of the Purchase Price, pay a dividend to Golar in the amount equal to the Purchase Price.

Section 2.06                             Contribution of the Membership Interests After the Closing.  Immediately after legal title in the Membership Interests has been properly transferred to the Buyer in accordance with Applicable Law, the Buyer shall contribute the Membership Interests to OLLC, and OLLC shall accept the Membership Interests as a contribution to OLLC’s capital.

Section 2.07                             Satisfaction of Golar Intercompany Receivables.  Golar Energy hereby acknowledges that, upon receipt of the Purchase Price all amounts payable to Golar Energy by 2234 LLC will be extinguished.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants to the Seller that as of the date hereof and on the Closing Date:

Section 3.01                             Organization; Good Standing and Authority.  The Buyer has been duly formed and is validly existing in good standing under the laws of the Republic of the Marshall Islands and has all requisite limited partnership power and authority to operate its assets and conduct its business as it is now being conducted.  No Insolvency Event has occurred with respect to the Buyer and no events or circumstances have arisen that entitle or could entitle any person to take any action, appoint any person, commence proceedings or obtain any order instigating an Insolvency Event.

Section 3.02                             Authorization, Execution and Delivery of this Agreement.  The Buyer has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement and all documents, instruments and agreements required to be executed and delivered by the Buyer pursuant to this Agreement in connection with the completion of the transactions contemplated by this Agreement, have been duly authorized by all necessary action on its part, and this Agreement has been duly executed and delivered by the Buyer and constitutes a legal, valid and binding obligation of the Buyer enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws of general application affecting the enforceability of remedies and rights of creditors and except that equitable remedies such as specific performance and injunction are in the discretion of a court.

Section 3.03                             No Conflicts.  The execution, delivery and performance by the Buyer of this Agreement will not conflict with or result in any violation of or constitute a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of: (i) its certificate of limited partnership or limited partnership agreement; (ii) any Encumbrance, bond, indenture, agreement, contract, franchise license, permit or other instrument or obligation to which it is a party or is subject or by which any of its assets or properties may be bound; or (iii) any Applicable Laws.

Section 3.04                             No Consents.  Except as have already been obtained or that will be obtained prior to the Time of Closing, no consent, permit, approval or authorization of, notice or declaration to or filing with any Governmental Authority or any other Person, including those related to any environmental laws or regulations, is required in connection with the execution and delivery by it of this Agreement or the consummation by the Buyer of the transactions contemplated hereunder.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLER ENTITIES

Golar and Seller (the “Seller Entities”) represent and warrant to the Buyer and OLLC that as of the date hereof and on the Closing Date:

Section 4.01                             Organization; Good Standing and Authority.  Golar has been duly incorporated and is validly existing and in good standing under the laws of Bermuda and has all requisite corporate capacity to operate its assets and conduct its business as described in the 1934 Act Filings.  Seller has been duly incorporated and is validly existing in good standing under the laws of Bermuda and has all requisite corporate capacity to operate its assets and conduct its business.  No Insolvency Event has occurred with respect to either of the Seller Entities and no events or circumstances have arisen that entitle or could entitle any person to take any action, appoint any person, commence proceedings or obtain any order instigating an Insolvency Event.

Section 4.02                             Authority and Authorization; Execution and Delivery of this Agreement.  Each of the Seller Entities has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement and all documents, instruments and agreements required to be executed and delivered by the Seller Entities pursuant to this Agreement in connection with the completion of the transactions contemplated by this Agreement, have been duly authorized by all necessary action on their part, and this Agreement has been duly executed and delivered by each of the Seller Entities and constitutes a legal, valid and binding obligation of each Seller Entity enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws of general application affecting the enforceability of remedies and rights of creditors and except that equitable remedies such as specific performance and injunction are in the discretion of a court.

Section 4.03                             No Conflicts.  The execution, delivery and performance by each Seller Entity of this Agreement will not conflict with or result in any violation of or constitute a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of: (i) such Seller Entity’s articles of association, articles of incorporation or by-laws or other organizational documents; (ii) any Encumbrance, bond, indenture, agreement, contract, franchise license, permit or other instrument or obligation to which such Seller Entity is a party or is subject or by which any of its assets or properties may be bound; or (iii) any Applicable Laws.

Section 4.04                             No Consents.  Except as have already been obtained or that will be obtained prior to the Time of Closing, no consent, permit, approval or authorization of, notice or declaration to or filing with any Governmental Authority or any other Person, including those related to any environmental laws or regulations, is required in connection with the execution and delivery by the Seller Entities of this Agreement or the consummation by the Seller Entities of the transactions contemplated hereunder.

Section 4.05                             Legal and Beneficial Title to Membership Interests; No Encumbrances.  As of the date hereof, Seller is the record owner of the Membership Interests and has legal and beneficial title to the Membership Interests, free and clear of any and all Encumbrances, other than in connection with the Maria Credit Facility, and, upon conveyance on the Closing Date of the certificate representing the Membership Interests endorsed by the Seller in favor of the Buyer, the Buyer will receive legal and beneficial title to the Membership Interests, free and clear of any and all Encumbrances, other than in connection with the Maria Credit Facility.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF
THE SELLER ENTITIES REGARDING 2234 LLC

The Seller Entities represent and warrant to the Buyer and the OLLC that as of the date hereof and on the Closing Date:

Section 5.01                             Organization; Good Standing and Authority.  2234 LLC has been re-registered as a limited liability company and is validly existing in good standing under the laws of the Republic of Liberia and has all requisite limited liability company power and authority to own and operate its assets and conduct its business.  No Insolvency Event has occurred with respect to 2234 LLC and no events or circumstances have arisen that entitle or could entitle any person to take any action, appoint any person, commence proceedings or obtain any order instigating an Insolvency Event.  2234 LLC is qualified to do business, is in good standing and has all required and appropriate licenses and authorizations in each jurisdiction in which its failure to obtain or maintain such qualification, good standing, licensing or authorization would have a material adverse effect on the condition (financial or otherwise), assets, properties, business or prospects of 2234 LLC.

Section 5.02                             Capitalization; No Options.  The Membership Interests have been duly authorized and validly issued in accordance with the limited liability company agreement of 2234 LLC (the “Operating Company Agreement”) and are fully paid (to the extent required under the Operating Company Agreement) and non-assessable.  There are not outstanding (i) any options, warrants or other rights to purchase any membership interests of 2234 LLC, (ii) any securities convertible into or exchangeable for membership interests of 2234 LLC or (iii) any other commitments of any kind for the issuance of membership interests of 2234 LLC or options, warrants or other securities of 2234 LLC, other than in connection with the Maria Credit Facility.

Section 5.03                             Operating Company Agreement.  The Seller Entities have supplied to the Buyer true and correct copies of the Operating Company Agreement, as amended to the Closing Date, and no amendments will be made to the Operating Company Agreement prior to the Closing Date without the prior written consent of the Buyer (such consent not to be unreasonably withheld).

Section 5.04                             Charter, Loan and Swap Documents; Validity of the Charter, the Maria Credit Facility and the Swap.  The Seller Entities have supplied to the Buyer true and correct copies of the Charter, the Maria Credit Facility and the Swap and any related documents, as amended to the Closing Date.  Each of the Charter, the Maria Credit Facility and the Swap is a valid and binding agreement of 2234 LLC enforceable against it in accordance with its terms and, to the knowledge of the Seller Entities, each of the Charter, the Maria Credit Facility and the Swap is a valid and binding agreement of all other parties thereto enforceable against such parties in accordance with its terms, except as may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws of general application affecting the enforceability of remedies and rights of creditors and except that equitable remedies such as specific performance and injunction are in the discretion of a court.

Section 5.05                             No Conflicts.  The execution, delivery and performance of this Agreement will not conflict with or result in any violation of or constitute a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of: (i) the Operating Company Agreement; (ii) any Encumbrance, bond, indenture, agreement, contract, franchise license, permit or other instrument or obligation to which 2234 LLC is a party or is subject or by which any of its assets or properties may be bound; (iii) any Applicable Laws; or (iv) give any other party thereto a right to terminate any agreement or other instrument to which 2234 LLC is a party or by which it is bound including, without limitation, the Charter, the Maria Credit Facility and the Swap.

Section 5.06                             Title to Vessel; Encumbrances.  2234 LLC now has, and at the Time of Closing will have, good and marketable title to the Vessel, free and clear of any and all Encumbrances, other than those arising under the Maria Credit Facility and the Swap.  As of the date hereof, there is $89.5 million of borrowings outstanding under the Maria Credit Facility.

Section 5.07                             Litigation.

(a)                                 There is no action, suit or proceeding to which 2234 LLC is a party (either as a plaintiff or defendant) pending before any court or governmental agency, authority or body or arbitrator; there is no action, suit or proceeding threatened against 2234 LLC; and, to the best knowledge of the Seller Entities, there is no basis for any such action, suit or proceeding;

(b)                                 2234 LLC has not been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with its business, assets or properties; and

(c)                                  There is not in existence any order, judgment or decree of any court or other tribunal or other agency enjoining or requiring 2234 LLC to take any action of any kind with respect to its business, assets or properties.

Section 5.08                             Indebtedness to and from Officers, etc.  2234 LLC will not be indebted, directly or indirectly, to any person who is an officer, director, stockholder or employee of any of the Seller Entities or any spouse, child, or other relative or any affiliate of any such person, nor shall any such officer, director, stockholder, employee, relative or affiliate be indebted to 2234 LLC.

Section 5.09                             Personnel.  2234 LLC has no employees other than the crew serving on board the Vessel, to the extent such crew members are not directly employed by the Manager.

Section 5.10                             Contracts and Agreements.  All material contracts and agreements, written or oral, to which 2234 LLC is a party or by which any of its assets are bound, including the Charter, the Maria Credit Facility and the Swap (the “Contracts”), have been disclosed to the Buyer.

(a)                                 Each of the Contracts to which 2234 LLC is expressed to be a party is a valid and binding agreement of 2234 LLC enforceable against it in accordance with its terms, and to the knowledge of the Seller Entities, each such Contract is a valid and binding agreement of all other parties thereto enforceable against such parties in accordance with their terms, except as may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws of general application affecting the enforceability of remedies and rights of creditors and except that equitable remedies such as specific performance and injunction are in the discretion of a court;

(b)                                 2234 LLC has fulfilled all material obligations required pursuant to its Contracts to have been performed by it prior to the date hereof and has not waived any material rights thereunder; and

(c)                                  There has not occurred any material default on the part of 2234 LLC under any of the Contracts, or to the knowledge of the Seller Entities, on the part of any other party thereto, nor has any event occurred that with the giving of notice or the lapse of time, or both, would constitute any material default on the part of 2234 LLC under any of the Contracts nor, to the knowledge of the Seller Entities, has any event occurred that with the giving of notice or the lapse of time, or both, would constitute any material default on the part of any other party to any of the Contracts.

Section 5.11                             Compliance with Law.  The conduct of business by 2234 LLC or the Vessel on the date hereof does not violate any Applicable Laws (including, but not limited to, any of the foregoing relating to employment discrimination, environmental protection or conservation, and the provisions of all international conventions and the rules and regulations issued thereunder applicable to the Vessel), the enforcement of which would materially and adversely affect the business, assets, condition (financial or otherwise) or prospects of 2234 LLC, nor has 2234 LLC received any notice of any such violation.

Section 5.12                             No Undisclosed Liabilities.  Neither 2234 LLC nor the Vessel has any Encumbrances, or other liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including, without limitation, any liability for Taxes and interest, penalties and other charges payable with respect to any such liability or obligation), except for such liabilities or obligations arising under the Maria Credit Facility, the Swap or the Charter and other than the Encumbrances or other liabilities or obligations appearing in the ship registry of the Vessel.

Section 5.13                             Disclosure of Information.  The Seller Entities have disclosed to the Buyer all material information on, and about, 2234 LLC and the Vessel and all such information is true, accurate and not misleading in any material respect.  Nothing has been withheld from any materials provided by the Seller Entities to the Buyer in connection with the transactions contemplated by this Agreement that would render such information untrue or misleading.

Section 5.14                             Insurance.  The insurance policies relating to the Vessel are set forth on Schedule A hereto, each of which is in full force and effect and, to the knowledge of the Seller Entities, not subject to being voided or terminated for any reason.

Section 5.15                             U.S Tax Classification.  2234 LLC is or prior to Closing will be classified for United States federal income tax purposes as an entity disregarded as separate from Seller pursuant to Treas. Reg. Sections 301.7701-2 and 301.7701-3. Neither Golar, Seller nor 2234 LLC will take any action to change the U.S. federal income tax classification of 2234 LLC.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF
THE SELLER ENTITIES REGARDING THE VESSEL

The Seller Entities represent and warrant to the Buyer and the OLLC that on the date hereof and on the Closing Date:

Section 6.01                             Flag.  The Vessel is properly registered in the name of 2234 LLC under and pursuant to the flag and law of the Republic of the Marshall Islands and all fees due and payable in connection with such registration have been paid.

Section 6.02                             Classification.  The Vessel is entered with Det Norske Veritas and has the highest classification rating.  The Vessel is in class without any recommendations or notation as to class or other requirement of the relevant classification society, and if the Vessel is in a port, it is in such condition that it cannot be detached by any port state authority or the flag state authority for any deficiency.

Section 6.03                             Maintenance.  The Vessel has been maintained in a proper and efficient manner in accordance with internationally accepted standards for good ship maintenance, is in good operating order, condition and repair and is seaworthy and all repairs made to the Vessel during the last two years and all known scheduled repairs due to be made and all known deficiencies have been disclosed to the Buyer.

Section 6.04                             Liens.  The Vessel is not (i) under arrest or otherwise detained, (ii) other than in the ordinary course of business, in the possession of any Person (other than her master and crew) or (iii) subject to a possessory lien.

Section 6.05                             Safety.  The Vessel is supplied with valid and up-to-date safety, safety construction, safety equipment, radio, loadline, health, tonnage, trading and other certificates or documents as may for the time being be prescribed by the law of the Republic of the Marshall Islands or of any other pertinent jurisdiction, or that would otherwise be deemed necessary by a shipowner acting in accordance with internationally accepted standards for good ship management and operations.

Section 6.06                             No Blacklisting or Boycotts.  No blacklisting or boycotting of any type has been applied or currently exists against or in respect of the Vessel.

Section 6.07                             No Options.  There are not outstanding any options or other rights to purchase the Vessel.

ARTICLE VII

PRE-CLOSING MATTERS

Section 7.01                             Covenants of the Seller Entities Prior to the Closing.  From the date of this Agreement to the Closing Date, each of the Seller Entities shall cause 2234 LLC to conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted. None of the Seller Entities shall permit 2234 LLC to enter into any contracts or other written or oral agreements prior to the Closing Date, other than such contracts and agreements as have been disclosed to the Buyer prior to the date of this Agreement, without the prior consent of the Buyer (such consent not to be unreasonably withheld). In addition, none of the Seller Entities shall permit 2234 LLC to take any action that would result in any of the conditions to the purchase and sale of the Membership Interests set forth in Article VIII not being satisfied.  Furthermore, each of the Seller Entities hereby agrees and covenants that it:

(a)                                 shall cooperate with the Buyer and use its reasonable best efforts to obtain, at or prior to the Closing Date, any consents required in respect of the transfer of the rights and benefits under the Contracts;

(b)                                 shall use its reasonable best efforts to take or cause to be taken promptly all actions and to do or cause to be done all things necessary, proper and advisable to consummate and make effective as promptly as practicable the transaction contemplated by this Agreement and to cooperate with the Buyer in connection with the foregoing, including using all reasonable best efforts to obtain all necessary consents, approvals and authorizations from each Governmental Authority and each other Person that are required to consummate the transaction contemplated under this Agreement;

(c)                                  shall take or cause to be taken all necessary corporate action, steps and proceedings to approve or authorize validly and effectively the purchase and sale of the Membership Interests and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby;

(d)                                 shall not amend, alter or otherwise modify or permit any amendment, alteration or modification of any material provision of or terminate the Charter or any other Contract prior to the Closing Date without the prior written consent of the Buyer, such consent not to be unreasonably withheld or delayed;

(e)                                  shall not exercise or permit any exercise of any rights or options contained in the Charter, without the prior written consent of the Buyer, not to be unreasonably withheld or delayed;

(f)                                   shall observe and perform in a timely manner, all of its covenants and obligations under the Charter, the Maria Credit Facility and the Swap, if any, and in the case of a default by another party thereto, it shall forthwith advise the Buyer of such default and shall, if requested by the Buyer, enforce all of its rights under such Charter, Maria Credit Facility or Swap, as applicable, in respect of such default;

(g)                                  shall not cause or, to the extent reasonably within its control, permit any Encumbrances to attach to the Vessel other than in connection with the Maria Credit Facility and the Swap; and

(h)                                 shall permit representatives of the Buyer to make, prior to the Closing Date, at the Buyer’s risk and expense, such searches, surveys, tests and inspections of the Vessel as the Buyer may deem desirable; provided, however, that such surveys, tests or inspections shall not damage the Vessel or interfere with the activities of the Seller or the Charterer thereon and that the Buyer shall furnish the Seller with evidence that the Buyer has adequate liability insurance in full force and effect.

Section 7.02                             Covenant of the Buyer Prior to the Closing.  The Buyer hereby agrees and covenants that during the period of time after the date of the Agreement and prior to the Closing Date, the Buyer shall, in respect of the Membership Interests to be transferred on the Closing Date, take, or cause to be taken, all necessary partnership action, steps and proceedings to approve or authorize validly and effectively the purchase and sale of the Membership Interests and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby.

ARTICLE VIII

CONDITIONS OF CLOSING

Section 8.01                             Conditions of the Parties.  The obligation of the Seller to sell the Membership Interests and the obligation of the Buyer to purchase the Membership Interests is subject to the satisfaction (or waiver by each of the Seller and the Buyer) on or prior to the Closing Date of the following conditions:

(a)                                 The Seller shall have received any and all written consents, permits, approvals or authorizations of any Governmental Authority or any other Person (including, but not limited to, with respect to the Charter, the Maria Credit Facility and the Golar LNG Partners Credit Facility) and shall have made any and all notices or declarations to or filing with any Governmental Authority or any other Person, including those related to any environmental laws or regulations, required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereunder, including the transfer of the Membership Interests; and

(b)                                 No legal or regulatory action or proceeding shall be pending or threatened by any Governmental Authority to enjoin, restrict or prohibit the purchase and sale of the Membership Interests.

Section 8.02                             Conditions of the Seller.  The obligation of the Seller to sell the Membership Interests is subject to the satisfaction (or waiver by the Seller) on or prior to the Closing Date of the following conditions:

(a)                                 The representations and warranties of the Buyer made in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date

(in which case such representations and warranties shall be true and correct in all material respects, on and as of such earlier date);

(b)                                 The Buyer shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Buyer by the Closing Date; and

(c)                                  All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be reasonably satisfactory in form and substance to the Seller and its counsel, and the Seller shall have received copies of all such documents and other evidence as it may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

Section 8.03                             Conditions of the Buyer.  The obligation of the Buyer to purchase and pay for the Membership Interests is subject to the satisfaction (or waiver by the Buyer) on or prior to the Closing Date of the following conditions:

(a)                                 The representations and warranties of the Seller Entities in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects, on and as of such earlier date);

(b)                                 The Seller Entities shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Seller Entities by the Closing Date;

(c)                                  The results of the searches, surveys, tests and inspections of the Vessel referred to in Section 7.01(h) of this Agreement are reasonably satisfactory to the Buyer;

(d)                                 The Buyer shall have obtained the funds necessary to consummate the purchase of the Membership Interests, and to pay all related fees and expenses; and

(e)                                  All proceedings to be taken in connection with the transaction contemplated by this Agreement and all documents incidental thereto shall be reasonably satisfactory in form and substance to the Buyer and its counsel, and the Buyer shall have received copies of all such documents and other evidence as it or its counsel may reasonably request in order to establish the consummation of such transaction and the taking of all proceedings in connection therewith.

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

Section 9.01                             Termination of Agreement.  Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the purchase and sale of the Membership Interests contemplated by this Agreement abandoned at any time prior to the Closing:

(a)                                 by mutual written consent of the Seller and the Buyer;

(b)           by the Seller if any of the conditions set forth in Section 8.01 and Section 8.02 shall have become incapable of fulfillment, and shall not have been waived by the Seller; or

(c)           by the Buyer if any of the conditions set forth in Section 8.01 and Section 8.03 shall have become incapable of fulfillment, and shall not have been waived by the Buyer;

provided, however, that the Party seeking termination pursuant to clause (b) or (c) is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

Section 9.02          Amendments and Waivers.  This Agreement may not be amended except by an instrument in writing signed on behalf of each Party hereto.  An instrument in writing by the Buyer, on the one hand, or the Seller, on the other hand, may waive compliance by the other with any term or provision of this Agreement that such other Party was or is obligated to comply with or perform.

ARTICLE X

INDEMNIFICATION

Section 10.01       Indemnity by the Seller Entities.  Following the Closing, the Seller Entities shall, jointly and severally, be liable for, and shall indemnify, defend and hold harmless the Buyer, OLLC and each of their respective officers, directors, employees, agents and representatives (the “Buyer Indemnitees”) from and against:

(a)           any Losses, suffered or incurred by such Buyer Indemnitee by reason of, arising out of or otherwise in respect of any inaccuracy in, breach of any representation or warranty, or a failure to perform or observe fully any covenant, agreement or obligation of, any Seller Entity in or under this Agreement or in or under any document, instrument or agreement delivered pursuant to this Agreement by any Seller Entity;

(b)           any fees, expenses or other payments incurred or owed by the Seller to any brokers, financial advisors or comparable other persons retained or employed by it in connection with the transaction contemplated by this Agreement;

(c)           any Losses suffered or incurred by such Buyer Indemnitee in connection with any claim for the repayment of hire or damages in relation to the Vessel for periods prior to the Closing;

(d)           all federal, state, foreign and local income tax liabilities attributable to 2234 LLC or the the Vessel prior to the Closing Date; or

(e)           any Covered Environmental Losses, to the extent that Seller is notified by the Buyer of any such Covered Environmental Losses within five (5) years after the Closing Date;

Section 10.02       Indemnity by the Buyer.  Following the Closing, the Buyer shall indemnify the Sellers and their affiliates and each of their respective officers, directors, employees, agents and representatives (the “Seller Indemnitees”) against and hold them harmless from, any Losses, suffered or incurred by such Seller Indemnitee by reason of, arising out of or otherwise in respect of any inaccuracy in, breach of any representation or warranty, or a failure to perform or observe fully any covenant, agreement or obligation of, the Buyer in or under this Agreement or in or under any document, instrument or agreement delivered pursuant to this Agreement by the Buyer.

ARTICLE XI

MISCELLANEOUS

Section 11.01       Further Assurances.  From time to time after the date of this Agreement, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with Applicable Law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests distributed, contributed and assigned by this Agreement or intended so to be and (c) to more fully and effectively carry out the purposes and intent of this Agreement.

Section 11.02       Powers of Attorney.

(a)           Golar hereby constitutes and appoints Georgina Sousa, Brian Tienzo, Osman Ilyas, Graham Robjohns, Clarie Burnard, Stuart Buchanan, Roger Swan and Siu-Yee Mac (the “Golar Attorney-in-Fact”) as its true and lawful attorney-in-fact with full power of substitution for it and in its name, place and stead or otherwise on behalf of Golar and its successors and assigns, and for the benefit of the Golar Attorney-in-Fact to demand and receive from time to time the Membership Interests conveyed by this Agreement (or intended so to be) and to execute in the name of Golar and its successors and assigns instruments of conveyance, instruments of further assurance and to give receipts and releases in respect of the same, and from time to time to institute and prosecute in the name of Golar for the benefit of the Golar Attorney-in-Fact, any and all proceedings at law, in equity or otherwise which the Golar Attorney-in-Fact may deem proper in order to (a) collect, assert or enforce any claims, rights or titles of any kind in and to the Membership Interests, (b) defend and compromise any and all actions, suits or proceedings in respect of the Membership Interests, and (c) do any and all such acts and things in furtherance of this Agreement as the Golar Attorney-in-Fact shall deem advisable.  Golar hereby declares that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable and perpetual and shall not be terminated by any act of Golar or its successors or assigns or by operation of law.

(b)           The Buyer hereby constitutes and appoints Georgina Sousa, Brian Tienzo, Osman Ilyas, Graham Robjohns, Clarie Burnard, Stuart Buchanan, Roger Swan and Siu-Yee Mac (the “Buyer Attorney-in-Fact”) as its true and lawful attorney-in-fact with full power of substitution for it and in its name, place and stead or otherwise on behalf of the Buyer and its successors and assigns, and for the benefit of the Buyer Attorney-in-Fact to demand and receive from time to time the Membership Interests conveyed by this Agreement (or intended so to be) and to execute in the name of the Buyer and its successors and assigns instruments of conveyance, instruments of further assurance and to give receipts and releases in respect of the same, and from time to time to institute and prosecute in the name of the Buyer for the benefit of the Buyer Attorney-in-Fact, any and all proceedings at law, in equity or otherwise which the Buyer Attorney-in-Fact may deem proper in order to (a) collect, assert or enforce any claims, rights or titles of any kind in and to the Membership Interests, (b) defend and compromise any and all actions, suits or proceedings in respect of any of the Membership Interests, and (c) do any and all such acts and things in furtherance of this Agreement as the Buyer Attorney-in-Fact shall deem advisable.  The Buyer hereby declares that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable and perpetual and shall not be terminated by any act of the Buyer or its successors or assigns or by operation of law.

(c)           OLLC hereby constitutes and appoints Georgina Sousa, Brian Tienzo, Osman Ilyas, Graham Robjohns, Clarie Burnard, Stuart Buchanan, Roger Swan and Siu-Yee Mac (the “OLLC Attorney-in-Fact”) as its true and lawful attorney-in-fact with full power of substitution for it and in its name, place and stead or otherwise on behalf of OLLC and its successors and assigns, and for the benefit of the OLLC Attorney-in-Fact to demand and receive from time to time the Membership Interests conveyed by this Agreement (or intended so to be) and to execute in the name of OLLC and its successors and assigns instruments of conveyance, instruments of further assurance and to give receipts and releases in respect of the same, and from time to time to institute and prosecute in the name of OLLC for the benefit of the OLLC Attorney-in-Fact, any and all proceedings at law, in equity or otherwise which the OLLC Attorney-in-Fact may deem proper in order to (a) collect, assert or enforce any claims, rights or titles of any kind in and to the Membership Interests, (b) defend and compromise any and all actions, suits or proceedings in respect of any of the Membership Interests, and (c) do any and all such acts and things in furtherance of this Agreement as the OLLC Attorney-in-Fact shall deem advisable.  OLLC hereby declares that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable and perpetual and shall not be terminated by any act of the OLLC or its successors or assigns or by operation of law.

(d)           Seller hereby constitutes and appoints Georgina Sousa, Brian Tienzo, Osman Ilyas, Graham Robjohns, Clarie Burnard, Stuart Buchanan, Roger Swan and Siu-Yee Mac (the “Seller Attorney-in-Fact”) as its true and lawful attorney in fact with full power of substitution for it and in its name, place and stead or otherwise on behalf of Seller and its successors and assigns, and for the benefit of the Seller Attorney-in-Fact to demand and receive from time to time the Membership Interests conveyed by this Agreement (or intended so to be) and to execute in the name of Seller and its successors and assigns instruments of conveyance, instruments of further assurance and to give receipts and releases in respect of the same, and from time to time to institute and prosecute in the name of Seller for the benefit of the Seller Attorney-in-Fact, any and all proceedings at law, in equity or otherwise which the Seller Attorney-in-Fact may deem proper in order to (a) collect, assert or enforce any claims, rights or titles of any kind in and to the Membership Interests, (b) defend and compromise any and all actions, suits or proceedings in respect of any of the Membership Interests, and (c) do any and all such acts and things in furtherance of this Agreement as the Seller Attorney-in-Fact shall deem advisable.  Seller hereby declares that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable and perpetual and shall not be terminated by any act of Seller or its successors or assigns or by operation of law.

Section 11.03       Headings; References; Interpretation.  All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.  The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement, respectively.  All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa.  The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 11.04       Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 11.05       No Third Party Rights.  The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 11.06       Counterparts.  This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the Parties hereto.

Section 11.07       Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, applicable to contracts made and to be performed wholly within such jurisdiction without giving effect to conflict of law principles thereof other than Section 5-1401 of the New York General Obligations Law, except to the extent that it is mandatory that the law of some other jurisdiction, wherein the Membership Interests are located, shall apply.

Section 11.08       Severability.  If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any governmental body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement.  Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect, as nearly as possible, to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 11.09       Integration.  This Agreement, the Schedules hereto and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to its subject matter hereof.  This Agreement, the Schedule hereto and the instruments referenced herein contain the entire understanding of the Parties with respect to the subject matter hereof and thereof.  No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties hereto after the date of this Agreement.

Section 11.10       No Broker’s Fees.  No one is entitled to receive any finder’s fee, brokerage, or other commission in connection with the purchase of the Membership Interests or the consummation of the transactions contemplated by this Agreement.

Section 11.11       Notices.  All notices, requests or consents provided for or permitted to be given pursuant to this Agreement must be in writing and must be given by depositing the same in the mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by private-courier, prepaid, or by telecopier to such party.  Notice given by personal delivery or mail shall be effective upon actual receipt.  Couriered notices shall be deemed delivered on the date the courier represents that delivery will occur.  Notice given by telecopier shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours.  All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address set forth below such Party’s signature to this Agreement, or at such other address as such Party may stipulate to the other Party in the manner provided in this Section 11.11.

[SIGNATURE PAGES FOLLOW.]

IN WITNESS HEREOF, each of the Parties hereto has caused this Agreement to be signed as of the date first above written.

GOLAR LNG LIMITED

By:	/s/ Graham Robjohns
Name:	Graham Robjohns
Title:	Attorney-in-fact

Address for Notice:

Par-la-Ville Place,
14 Par-la-Ville Road
Hamilton, HM08
Bermuda
Phone	+44 207 063 7900
Fax:	+44 207 063 7901
Attention:

GOLAR LNG ENERGY LIMITED

By:	/s/Siu-Yee Mac
Name:	Siu-Yee Mac
Title:	Attorney-in-fact

Address for Notice:

Par-la-Ville Place,
14 Par-la-Ville Road
Hamilton, HM08
Bermuda
Phone	+44 207 063 7900
Fax:	+44 207 063 7901
Attention:

SIGNATURE PAGE TO

PURCHASE, SALE AND CONTRIBUTION AGREEMENT

GOLAR LNG PARTNERS LP

By:	/s/ Brian Tienzo
Name:	Brian Tienzo
Title:	Attorney-in-fact

Address for Notice:

c/o Golar Management Limited
13th Floor
One America Square
17 Crosswall
London EC3N 2LB
England
Phone	+44 207 063 7900
Fax:	+44 207 063 7901
Attention:

GOLAR PARTNERS OPERATING LLC

By:	/s/ Siu-Yee Mac
Name:	Siu-Yee Mac
Title:	Attorney-in-fact

Address for Notice:

c/o Golar Management Limited
13th Floor
One America Square
17 Crosswall
London EC3N 2LB
England
Phone	+44 207 063 7900
Fax:	+44 207 063 7901
Attention:

SIGNATURE PAGE TO

PURCHASE, SALE AND CONTRIBUTION AGREEMENT

SCHEDULE A

INSURANCE

Golar Maria Insurance Schedule

Vessel	IMO	Built	Flag	Gt	Cmb	Hull Value	Hull Int. Insured Value	Freight Int. Insured Value	War Risks Insured Value

Golar Maria	9253105	2006	MHL	97,491	145,000	140,000,000	35,000,000	35,000,000	210,000,000

	Loss of Hire
Vessel	Daily Amt	Indemnity period	Insured Amt

Golar Maria	80,000	180 days	14,400,000

A-1